                                                                  Exhibit 10.8

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment No. 1"), by
and between Rite Aid Corporation, a Delaware corporation (the "Company") and
Robert G. Miller ("Executive") is dated as of April 28, 2005 and shall be subject to and become effective on the close of business on the date
(hereinafter, the "Effective Date") of Executive's re-election as a director at the Company's 2005 annual general meeting of stockholders (the "2005 AGM Date").

         WHEREAS, Executive and Company have previously entered into that certain Employment Agreement dated as of April 9, 2003, as supplemented by side letters dated February 12, 2002 and February 10, 2004 from Company's counsel to
Executive (collectively, the "Employment Agreement");

         WHEREAS, Executive desires to serve as Chairman of the Board of
Directors of the Company (the "Board") following the 2005 AGM Date and subject to Executive's re-election by the stockholders, the Company desires to secure the continued services of the Executive as Chairman from the 2005 AGM Date through the close of business on June 30, 2008 or such other date in June 2008 when the Company's annual general meeting of stockholders occurs (the "2008 AGM
Date"); and

         WHEREAS, the Board of Directors has nominated Executive to be elected as a director for a three-year term through the 2008 AGM Date;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

         1. Defined Terms. Subject to earlier termination in accordance with the provisions of Section 4 of the Employment Agreement, as amended hereby, the terms "Employment Period" and "Extended Term" mean the period commencing on the
Effective Date and ending on the 2008 AGM Date, superseding and modifying any conflicting or inconsistent provision in the Employment Agreement. All other capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Employment Agreement.

         2. Amendment of Section 2-Agreement of Employment. Subject to: (i)
earlier termination in accordance with the Employment Agreement, and (ii)
Executive's re-election to the office of Chairman, Executive shall serve as
Chairman during the Employment Period. Nothing in the Employment Agreement as
amended hereby shall affect Executive's continued service on the Board through the 2008 AGM Date, subject to Executive's re-election as a director on the 2005
AGM Date. Prior to serving on other corporate boards other than the boards on which Executive currently serves, Executive shall obtain the Board's prior approval, which approval shall not be unreasonably withheld.

         3. Amendment of Section 4-Termination of Employment. Clauses (i) and
(ii) of subparagraph A of Section 4(c) are hereby amended to delete all references to the Original Employment Agreement or Executive's former status as
Chief Executive Officer of the Company.

         4. Amendment of Section 5- Obligations of the Company Upon Termination.
The following shall be added to the end of subparagraph (1) of Section 5(a):

         "Notwithstanding anything herein to the contrary, if Executive terminates his employment for Good Reason pursuant to subparagraph A of
         Section 4(c) as a result of the failure of Executive during the
         Employment Period to be nominated on an annual basis and, following nomination, re-elected to the office of Chairman or if Company terminates Executive's employment following or concurrently with the failure of Executive during the Employment Period to be nominated on an annual basis and, following nomination, re-elected to the office of
         Chairman or the removal of Executive from such office under any circumstances (other than for Cause), (x) the Company's payment to
         Executive pursuant to clause (i) above shall be an amount equal to one times (rather than three times) the Executive's then current annual base salary, (y) the Company shall pay to the Executive as provided above the Accrued Benefits and any other payments due or accrued through the Date of Termination, and (z) the Company shall have no obligation to make any additional credits or payments with respect to the period after the Date of Termination, to Executive's account under the New Deferred Compensation Plan."

         5. Employment Agreement to Remain in Effect. Except as modified by this
Amendment No. 1, the Employment Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the provisions of this Amendment No. 1 and the Employment Agreement, this Amendment No. 1 shall be controlling. The provisions of Sections 10, 11, 12 and 13 of the Original
Employment Agreement shall be incorporated by reference into this Amendment
No. 1 as if set forth herein.

         IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to due authorization, the Company has caused this Amendment No. 1 to be executed in its name and on its behalf, all as of the date and year first above written.

                                              RITE AID CORPORATION

                                              By:
                                                  ------------------------------
                                                      Robert B. Sari
                                              Its:   Senior Vice President

                                              ----------------------------------
                                              Robert G. Miller